UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 11, 2005

CLARKSTON FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or other jurisdiction of incorporation) 15 South Main Street Clarkston, Michigan (Address of principal executive office)	333-63685 (Commission File Number)	38-3412321 (IRS Employer Identification no.) 48346 (Zip Code)

Registrant’s telephone number, including area code: (248) 625-8585

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.02     Results of Operations and Financial Condition.

On February 11, 2005, Clarkston Financial Corporation issued a press release announcing results for the fourth quarter and year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9.01     Financial Statements and Exhibits.

Exhibit

99.1       Press release dated February 11, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 11, 2005	CLARKSTON FINANCIAL CORPORATION (Registrant) By: /s/ J. Grant Smith —————————————— J. Grant Smith Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated February 11, 2005 with respect to financial results for fourth quarter and year ended December 31, 2004.

EXHIBIT 99.1

Contacts:
Clarkston Financial Corp.: Grant Smith, COO and CFO — P: 248 625-8585
Marcotte Financial Relations: Mike Marcotte — P: 248 656-3873

Clarkston Financial Corp 2004 Earnings
Blunted by New-Branch and New-Bank Expenses.
Assets Rise 15%, While Loans Jump 33%
Fifth Branch Opened
Construction Underway on New De Novo Bank in Milford

        CLARKSTON, Mich., Feb. 10, 2005 — Clarkston Financial Corporation (OTCBB: CKSB), the holding company for Clarkston State Bank, says earnings growth was muted by start-up costs for a new branch and the formation of a new De Novo bank consistent with the Corporation’s growth plans, Edwin L. Adler, Board Chairman, and J. Grant Smith, Chief Operating Officer and Chief Financial Officer, jointly announced today.

        Clarkston Financial Corporation is the holding company for Clarkston State Bank, which opened in January 1999, and operates five branches in Clarkston, Waterford, and Independence Township, Mich.

Fourth-quarter results

        The Corporation posted strong operating results. Net income for the final quarter was $327,000, equivalent to $0.31 per diluted share, compared with record net income of $479,000, or $0.46 per diluted share, for the final quarter of 2003. A 24% rise in net interest income and 88% jump in noninterest income were offset by an 89% jump in operating expense – directly related to the opening in December of a new branch near downtown Clarkston and start-up costs for a new De Novo bank in Milford, Mich. The new bank, Huron Valley State bank, is expected open in the third quarter of 2005, contingent on regulatory approvals. The new bank will replace a Loan Production Office that opened in November 2004.

12- month results

        Full-year results were solid, albeit off from 2003‘s record results. Net income was $1,277,000, or $1.20 per diluted share, compared with net income of $1,468,000, or $1.41 per diluted share, for 2003. Net interest income rose 26%, while noninterest income slipped 37%. Noninterest expense climbed 34%. The loan-loss provision for the year was reduced by a third, reflecting continuing high loan quality and nominal charge-offs.

        Both assets and loans had double-digit growth. Assets rose nearly 15% to $163,379,000 and gross loans outstanding grew 34% to $112,186,000. Deposits increased 5%, finishing the year at $133,266,000, despite the persistent low interest-rate environment.

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Clarkston Financial Corp.
Q4/12-month 2004 results

        The solid increase in net interest income for the year reflects both double-digit loan growth and improvement in the net interest margin. The net interest margin rose to 3.42% in 2004, from 3.15% for 2003, and was aided by the Federal Reserve’s five interest rate hikes.

        Noninterest income was up 88.5% for the final quarter, but off 36.8% for the full year. The decrease reflects significantly higher bank charges and fees, offset by a decrease in mortgage-related fees and lower gains on the sale of securities. These gains were substantial in 2003.

        Mr. Adler said, “2004 was a benchmark year. At the Bank level, we gained marketshare, expanded our team, and opened a new and stunning full-service branch near downtown Clarkston. It includes drive-in windows — our first for the Clarkston and surrounding Independence Township markets.

        “At the Holding-Company level, we opened a new chapter of our strategic plan with the start of a new bank in nearby Milford. We are nearing regulatory acceptance of our application. Our Holding Company will contribute about $4.4 million of the $8 million start-up cost. We will own 55% of the new bank. The balance of funds will come from local investors. A group of respected Milford-area business leaders has formed the Board of Directors, with two of our directors sitting on the new Board. David H. Blossey, who joined us in [October], will serve as president and CEO and a member of the Board.

        “Growth has a cost. Our operating expenses rose considerably and our earnings were impacted in 2004 and will likely be blunted somewhat in 2005, as well.”

        Mr. Smith added: “The past year was tough, with soft loan demand and low interest rates it was a true test of our team’s mettle. They passed with flying colors. We finished a major ground-up construction project, on time and on budget; started a new bank; added customers, introduced several new products, and increased loans and improved our net interest margin. While the dust was settling, we took over additional space to build-out at our Waterford branch-office complex. There, we will consolidate some accounting and deposit operations, plus increase our presence in that growing market.

        “We are thankful for the continued support of businesses and consumers across Clarkston and Independence Township. We believe that our growth will continue in 2005, especially with the help of our new branch which adds greatly to customer convenience.”

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Clarkston Financial Corp.
Q4/12-month 2004 results

        Safe Harbor. This news release contains comments or information that constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks and uncertainties. Actual results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include: changes in interest rate and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; government and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in the Corporation’s filings with the Securities and Exchange Commission and available free via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.

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(financial schedule follows)

Clarkston Financial Corporation Quarterly Financial Summary 2004 (000's Omitted)

SUMMARY OF OPERATIONS	Three Months Ended December 31		Percent	Year-to-Date December 31		Percent
	2004	2003	Change	2004	2003	Change

Net Interest Income	1,461	1,182	23.6%	5,237	4,170	25.6%
Provision for Loan Losses	35	-	100.0%	330	496	-33.5%
Non-Interest Income	247	131	88.5%	717	1,134	-36.8%
Non-Interest Expense	1,239	771	60.7%	3,969	2,973	33.5%
Pre-Tax Income	434	542	-19.9%	1,655	1,835	-9.8%

Net Income	327	479	-31.7%	1,277	1,468	-13.0%

Net Income Per Share (Fully Diluted)	$0.31	$0.46	-32.6%	$1.20	$1.41	-14.9%
Net Interest Margin (Period Avg. Assets)	3.61%	2.59%	39.4%	3.42%	3.15%	8.6%

PERFORMANCE RATIOS	QUARTER ANNUALIZED			LAST TWELVE MONTHS
Return on Average Equity	10.82%	12.75%	-15.1%	10.90%	13.96%	-21.9%
Return on Average Assets	0.81%	1.09%	-25.7%	0.83%	1.11%	-25.2%

BALANCE SHEET HIGHLIGHTS	December 31 2003	December 31 2004	Percent Chg. Prior Qtr.

Assets	$142,617	$163,379	14.56%
Loans (Gross)	84,052	112,186	33.47%
Deposits	126,643	133,266	5.23%
Interest Earning Assets	137,768	157,206	14.11%
Shareholders' Equity (Adj for FASB 115)	11,232	12,201	8.63%
Book Value per Share	$10.81	$11.67	7.96%
Total Shares Outstanding	1,039,184	1,045,909	0.65%